UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2005

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on January 20, 2005, Alexion Pharmaceuticals, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”), pursuant to which it agreed to sell $125 million in aggregate principal amount of 1.375% convertible senior notes due 2012 in a private placement to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. The Company also granted to the initial purchasers an option, which was exercised in full, to purchase up to an additional $25 million of notes (all such notes are collectively referred to herein as the “Notes”). The sale of the $150 million aggregate principal amount of Notes was consummated on January 25, 2005. The price to the initial purchasers was 97 percent of the aggregate principal amount and the offering price was 100 percent of the aggregate principal amount.

The terms of the Notes are governed by an indenture between the Company and U.S. Bank National Association, as trustee of the Notes, dated January 25, 2005 (the “Indenture”). The Notes are convertible, at the option of the holder, prior to maturity into shares of common stock, $.0001 par value per share, of the Company (the “Common Stock”) at a conversion rate of 31.7914 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment, which represents an initial conversion price of approximately $31.46 per share.

The Company is obligated to pay the $150 million aggregate principal amount of the Notes in cash upon maturity of the Notes, which is the close of business on February 1, 2012. The Company may not redeem the Notes at its option prior to maturity. Subject to certain conditions set forth in the Indenture, holders of the Notes may require the Company to redeem the Notes, in whole or in part, if the Common Stock is not listed for trading on a U.S. national securities exchange or approved for trading on The NASDAQ National Market or any similar U.S. system of automated dissemination of quotations of securities prices, or if a fundamental change occurs. A fundamental change is a transaction or event in which 50% or more of the Common Stock is exchanged for or converted into consideration which is not at least 90% common stock that is listed for trading on a U.S. national securities exchange or approved for trading on The NASDAQ National Market or any similar U.S. system of automated dissemination of quotations of securities prices.

The Notes bear interest at 1.375% of the principal amount per year, payable on February 1 and August 1 of each year, beginning on August 1, 2005. The Notes are general unsecured obligations of the Company and are junior to the Company’s secured debt to the extent of any assets securing the secured debt and will be structurally subordinated to all liabilities of the Company’s subsidiaries. The Notes are on parity with all of our future senior unsecured debt and prior to all subordinated debt, including the Company’s 5 3/4% convertible subordinated notes due 2007.

If a holder of Notes elects to convert its Notes upon the occurrence of a fundamental change, under certain circumstances, the holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the applicable conversion rate, an additional number of shares of Common Stock based on the price of the Common Stock on the effective date of the fundamental change. No additional shares of Common Stock will be issued if the price of the Common Stock at the time of the fundamental change is less than $23.30 or at least $125.00. In addition, in no event will the number of shares of Common Stock issuable upon conversion be more than 42.9100 per $1,000 principal amount of Notes, subject to adjustment.

If there is an event of default on the Notes, the principal amount of the Notes, premium, if any, plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving the Company. The following are events of default under the Notes:

•	the Company fails to pay principal or premium, if any when due at maturity, upon redemption or otherwise on the Notes;

•	the Company fails to pay any interest, including additional amounts of interest due on a registration default, if any, on the Notes, when due and such failure continues for a period of 30 days;

•	the Company fails to provide notice of the occurrence of a designated event on a timely basis;

•	the Company fails to perform or observe any of the covenants in the Indenture for 60 days after notice;

•	some events involving the Company’s bankruptcy, insolvency or reorganization; or

•	default in the payment of principal when due at statement maturity of other indebtedness or acceleration of such other indebtedness for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million, and the acceleration has not been rescinded or annulled within a period of 30 days after written notice as provided in the Indenture.

A designated event will be deemed to have occurred upon a fundamental change or a termination of trading.

In connection with the offering of the Notes, the Company also entered into a registration rights agreement, dated as of January 25, 2005, with the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-3 with respect to the Notes and the share of Common Stock issuable upon conversion of the Notes. The Company will be required to pay holders of Notes additional amounts of interest if it fails to register the Notes and Common Stock issuable upon conversion of the Notes within, or to keep such registration statement effective during, certain times specified in the Registration Rights Agreement.

The foregoing descriptions are qualified in their entirety by reference to the Indenture and Registration Rights Agreement, which are attached to this current report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 3.02.

Item 8.01. Other Events

A copy of the press release announcing the consummation of the sale of the Notes is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
4.1	Indenture between the Company and U.S. Bank National Association, relating to the Company’s 1.375% Convertible Senior Notes due 2012.

4.2	Registration Rights Agreement between the Company, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., SG Cowen & Co., LLC and J.P. Morgan Securities Inc.

99.1	Press Release dated January 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: January 25, 2005	By:	/s/ Thomas I.H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Vice President and General Counsel